                                                                       Exhibit C



                          2001 SUPPLEMENTAL RETIREMENT
                           PLAN FOR GENCORP EXECUTIVES

                          2001 SUPPLEMENTAL RETIREMENT
                           PLAN FOR GENCORP EXECUTIVES

                                TABLE OF CONTENTS

Article 1         Introduction................................................1

Article 2         Definitions.................................................2

Article 3         Eligibility.................................................3

Article 4         Supplemental Retirement Benefits............................4

       4.1        Enhanced Pension Benefit....................................4
       4.2        Salary Continuation.........................................4
       4.3        Retiree Medical Benefits....................................6
       4.4        Pre-Retirement Financial Counseling & Outplacement
                   Support....................................................7

Article 5         Vesting.....................................................7

Article 6         Payment of Benefits.........................................7

       6.1        Payment of Enhanced Pension Benefit.........................7
       6.2        Payment of Salary Continuation..............................8
       6.3        Payment of Benefits in the Event of Death...................9

Article 7         Claims Procedure...........................................10

       7.1        Claim......................................................10
       7.2        Denial.....................................................10
       7.3        Appeal.....................................................11
       7.4        Final Decision.............................................11
       7.5        Form.......................................................11
       7.6        Legal Effect...............................................11

Article 8         Effect of Fiduciary Action.................................12

Article 9         Miscellaneous..............................................13

       9.1        Amendment..................................................13
       9.2        Source of Payments.........................................13
       9.3        Non-Alienation Of Benefits.................................13
       9.4        No Effect on Employment Rights.............................14
       9.5        Other Plans................................................14

       9.6        No Severance Benefits......................................15
       9.7        Applicable Law.............................................15

Article 10        Information Required by ERISA..............................15

       10.1       Name of Plan...............................................15
       10.2       Type of Plan...............................................15
       10.3       Plan Administrator.........................................15
       10.4       Agent for Service of Legal Process.........................16
       10.5       Statement of ERISA Rights..................................16


Appendix A        Summary Description - 2001 GenCorp Voluntary Enhanced
                  Retirement Program (Non-Qualified), September 27, 2001


Appendix B        Supplemental Q & A's - 2001 GenCorp Voluntary Enhanced
                  Retirement Program (Non-Qualified), November 5, 2001

                          2001 SUPPLEMENTAL RETIREMENT
                           PLAN FOR GENCORP EXECUTIVES


                             ARTICLE 1: INTRODUCTION

       1.1 GenCorp Inc. hereby adopts this 2001 Supplemental Retirement Plan for GenCorp Executives ("Plan") to provide supplemental retirement benefits to certain salaried employees on its corporate payroll who elect to retire as herein provided. In so doing, GenCorp's intention is that the Plan will be a pension plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), but not a tax-qualified plan, and the benefit herein provided will supplement the pension benefits for which such employees are eligible under the GenCorp Consolidated Pension Plan (Program B) ("Pension Plan").
       The provisions of this Plan are intended to reflect and incorporate the terms of the 2001 GenCorp Voluntary Enhanced Retirement Program (Non-Qualified
Plan) as set forth in the attached Appendix A (Summary Description, dated September 27, 2001) and Appendix B (Supplemental Q & A's, dated November 5,
2001). If there is any unintended substantive difference between the Appendices and this document, the terms of the Appendices will control.

       1.2 For purposes of the Plan, "retire," "to retire, " and "retirement" mean the final and complete severance of employment with GenCorp for all purposes, including all benefit plans sponsored by GenCorp for active and former employees, on the applicable Retirement Date.

       1.3 This plan document contains all information required by law to be provided to employees and will be filed with the U.S. Department of Labor as the summary plan description for the Plan.

       1.4        The Plan is effective as of December 1, 2001.


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


                             ARTICLE 2: DEFINITIONS

       2.1 "Beneficiary" means a named beneficiary, joint annuitant, or surviving spouse of a deceased Participant. Notwithstanding the foregoing sentence, the Beneficiary for benefits accrued under Article 4 shall be the beneficiary as determined under the Pension Plan for death benefits payable thereunder.

       2.2 "Benefits Restoration Plan" means the Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies.

       2.3 "Code" means the Internal Revenue Code of 1986, as presently in effect or hereafter amended.

       2.4 "Company" means GenCorp Inc.

       2.5 "Committee" means the Administrative Committee designated under the Pension Plan.

       2.6 "Effective Date" means December 1, 2001.

       2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as presently in effect or as hereafter amended.

       2.8 "Normal Pension Benefit" means the combined monthly pension benefit under the Pension Plan and, if applicable, the Benefits Restoration Plan.

       2.9 "Participant" means an employee of the Company who meets the eligibility requirements for participation in the Plan as set forth in Section 3.



                                      -2-
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       2.10 "Pension Plan" means the GenCorp Consolidated Pension Plan (Program
`B').

       2.11 "Plan" means the plan set forth in this instrument and known as the "2001 Supplemental Retirement Plan for GenCorp Executives." The Plan incorporates the terms of the 2001 GenCorp Voluntary Enhanced Retirement Program as set forth in Appendix A and Appendix B attached hereto.

       2.12 "Plan Administrator" means the Company.

       2.13 "Retirement Date" means the date designated by the Company, in its sole discretion, upon which a Participant's employment with the Company will terminate. A Participant's Retirement Date will be at the completion of the Participant's Salary Continuation period determined in accordance with Section
4.2 .

       2.14 "Vesting Service" means Vesting Service as determined under the Pension Plan.

                             ARTICLE 3: ELIGIBILITY

       In order to participate in this Plan and accrue benefits as described in
Article 4, an individual must (i) be a salaried employee on the Company's corporate payroll who, as of September 12, 2001, had either (A) attained the age of 50 and completed at least 5 years of Vesting Service; (B) completed 25 years of Vesting Service, regardless of age; or (C) completed at least 5 years of Vesting Service and attained sufficient age and service in order to qualify for an Early Retirement Pension once the additional age and service credits afforded under this Plan are considered; (ii) be a participant under the Pension Plan;
(iii) retire pursuant to the GenCorp 2001 Voluntary Enhanced Retirement Program (effective September 27, 2001), but be ineligible to receive the benefit enhancements provided thereunder through the Pension Plan; and (iv) be among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Once an eligible individual becomes a Participant, such individual shall continue to be a Participant until the complete distribution to the Participant (or Beneficiary, if applicable) of all benefits accrued under the Plan.

                   ARTICLE 4: SUPPLEMENTAL RETIREMENT BENEFITS

       4.1        ENHANCED PENSION BENEFIT.

                  (a) A Participant's Enhanced Pension Benefit will be calculated by (i) adding a combination of ten (10) additional whole years of age and service credits to the Participant's Vesting and Benefit Service and age under the Pension Plan in accordance with subsection (b), as of the Participant's designated Retirement Date hereunder; and (ii) subtracting the Participant's Normal Pension Benefit.

                  (b) The allocation of whole years between age and service that yields the highest benefit will be used to compute the Participant's Enhanced Pension Benefit, provided such allocation would make the Participant eligible for an Early Retirement Pension (age 55 with 10 years of service) under the Pension Plan as of December 1, 2001.

         4.2      SALARY CONTINUATION.

                  (a) Participants will be eligible for Salary Continuation according to the following schedule:


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


                  Level                                    Amount
                  -----                                    ------

         Corporate Officers under                    24 mos. Base Salary
         Spinoff-related Contracts               & Bonus @ 50% of Eligibility

         Other Corporate Officers                    18 mos. Base Salary

         Senior Management                            6 mos. Base Salary


                  (b) Salary Continuation will commence on a date designated by the Company, which date shall not be earlier than December 1, 2001 and not later than December 1, 2002. Upon completion of Salary Continuation, eligible GenCorp Executives will be deemed to have reached their designated Retirement Date.

                  (c) Salary Continuation, including any bonus, will be paid on a bi-weekly basis, and will be considered compensation under the Pension Plan and the Benefits Restoration Plan, with age and service credit afforded through the duration of Salary Continuation. Taxes will be withheld as required from Salary Continuation payments.

                  (d) While on Salary Continuation, Participants will be employed on "Special Assignment" and will be eligible to participate in all GenCorp pension and welfare benefit plans, programs and perquisites, according to their terms, with the exception of:

                           (i) Previously granted stock options will NOT
                  continue to vest while on Salary Continuation, nor will additional stock options be granted. However, those stock options previously granted and vested will be exercisable in accordance with the terms of their grant by Participants during Salary Continuation, and thereafter as retirees.

                           (ii) Except for bonus amounts to be paid during
                  Salary Continuation to certain Corporate Officers under Spinoff-related Contracts, Participants will NOT be eligible for, and will not earn, annual bonuses under the GenCorp Executive Incentive Compensation Plan while on Salary Continuation. However, such Participants will be eligible for any bonus, including any pro-rata bonus, attributable to service prior to commencement of Salary Continuation, and specifically, any bonus earned for service in the 2001 and 2002 fiscal years.

                           (iii) Additional restricted shares under the 1999
                  Equity and Incentive Compensation Plan will NOT be granted to Participants on Salary Continuation. However, Participants will be eligible to retain previously granted restricted shares that have vested, including (A) those restricted shares that vest in February 2002 as the result of achieving performance objectives in fiscal year 2001, and (B) for Participants who work throughout the entire fiscal year 2002, those restricted shares that vest in February 2003 as a result of achieving performance objectives in fiscal year 2002.

                           (iv) Participants will not be eligible to participate
                  in any plans, programs or perquisites not listed in the response to Question No. 46 in the Summary Description (Non-Qualified Plan) for the 2001 GenCorp Voluntary Enhanced Retirement Program.

         4.3 RETIREE MEDICAL BENEFITS. Participants will be eligible to participate in the GenCorp Retiree Medical Plan, according to the terms of that plan as it may be amended, modified or terminated. Employees initially hired at GenCorp on or after January 1, 1995, or initially hired at Aerojet on or after January 1, 1997, are not eligible for retiree medical benefits under the GenCorp Retiree Medical Plan, or under this Plan.

If the Participant should die before his Retirement Date, his surviving spouse (if any) will be eligible to participate in the GenCorp Retiree Medical Plan (if the Participant was otherwise eligible to participate) as if the Participant had already retired.

         4.4 PRE-RETIREMENT FINANCIAL COUNSELING & OUTPLACEMENT SUPPORT. Pre-retirement financial counseling and outplacement support will be provided to Participants in a form and duration to be determined by the Company, at its discretion.

                               ARTICLE 5: VESTING

         Benefits accrued under Article 4 shall be immediately vested and non-forfeitable.

                         ARTICLE 6: PAYMENT OF BENEFITS

         6.1 PAYMENT OF ENHANCED PENSION BENEFIT. The Enhanced Pension Benefit will be paid, commencing at the end of Salary Continuation, in only one of two ways, with no further lump-sum payment eligibility: (1) as a - monthly benefit, or (2) in five equal annual installments.

                  (i) MONTHLY BENEFIT. If a monthly benefit is elected, a Participant can receive his entire pension benefit (Normal Pension Benefit and Enhanced Pension Benefit) in the form of level monthly payments over his lifetime. The same optional forms of benefit (I.E., single life or joint & survivor annuities) available under the Pension Plan can be elected for the entire pension benefit.

                           (A) If the eligible employee is under 55 (the
                  earliest date payments can begin under the Pension Plan and Benefits Restoration Plan) when Salary Continuation ends, then more of the total monthly benefit will come from the Enhanced Pension Benefit until age 55. At age 55, the Enhanced Pension Benefit will be reduced by the amount payable from the Pension Plan and Benefits Restoration Plan, and the eligible employee will be permitted to elect the timing and form of his payments from the Pension Plan and the Benefits Restoration Plan.

                  (ii) FIVE ANNUAL INSTALLMENTS. If a Participant elects to have his Enhanced Pension Benefit paid in the form of five (5) annual installments, the amount of the installments will be calculated and paid as follows:

                           (A) First, the lump-sum present value of the monthly
                  payments under the Enhanced Pension Benefit (I.E., the difference between the total monthly payments and the portion payable from the Pension Plan and the Benefits Restoration Plan, assuming that those payments would start at the earliest possible date) will be determined. The lump sum present value will be determined using a 7.5% discount factor and the standard mortality table used by the Company for pension accounting purposes; and

                           (B) Second, the lump-sum present value will be
                  amortized (using the same 7.5% interest rate) into five equal annual installments.

                           (C) The first installment will be paid at the end of
                  Salary Continuation, with subsequent installments paid on or about the same date in each of the four succeeding years.

The Enhanced Pension Benefit will be subject to all applicable taxes.

         6.2 PAYMENT OF SALARY CONTINUATION. Salary Continuation, including any bonus, will be paid on a bi-weekly basis, and will be considered compensation under the Pension Plan and the Benefits Restoration Plan, with age and service credit afforded through the duration of Salary Continuation. Taxes will be withheld as required from Salary Continuation payments.

         6.3 PAYMENT OF BENEFITS IN THE EVENT OF DEATH.

                 (a) ENHANCED PENSION BENEFIT.

                           (i) If a Participant should die before his Retirement
                  Date, his unpaid Enhanced Pension Benefit will be paid to his surviving spouse. If the Participant has no surviving spouse, his unpaid Enhanced Pension Benefit will be paid (A) to the beneficiary designated by the Participant on the form provided for this purpose, or (B) if no beneficiary has been designated, to his estate.

                           (ii) If a Participant should die after his Retirement
                  Date (and after payment of his Enhanced Pension Benefit has commenced), his unpaid Enhanced Pension Benefit shall be distributed as follows:

                                    (A) If the Participant has elected to
                           receive his Enhanced Pension Benefit in monthly payments, survivor benefits will be paid in accordance with the distribution option selected by the Participant in accordance with the applicable spousal consent rules.

                                    (B) If the Participant has elected to
                           receive his Enhanced Pension Benefit in 5 annual installments, survivor benefits will be paid to the beneficiary designated by the Participant on the form provided for this purpose. The beneficiary designation will be subject to the same spousal consent rules that apply to the payment of benefits under the qualified plan.

                           (b) SALARY CONTINUATION. If a Participant should die
                  before his Retirement Date, his remaining Salary Continuation will be provided to his surviving spouse. If the Participant has no Surviving Spouse, his remaining Salary Continuation will be paid (i) to the beneficiary designated by the Participant on the form provided for this purpose, or (ii) if no beneficiary has been designated, to his estate.

                           ARTICLE 7: CLAIMS PROCEDURE

         7.1 CLAIM. If the Company fails to pay any supplemental retirement benefit to which a Participant is entitled hereunder or if any Participant believes that the Plan is not being administered or operated as to him or her in accordance with its terms, such Participant may file a written claim in accordance with this Article 7. The Participant shall present the claim to the Plan Administrator in writing. The Director, Retirement Benefits, for Aerojet-General Corporation ("Claims Official") shall, within a reasonable time, consider the claim and shall issue a determination thereof in writing. If the claim is granted, the appropriate payment shall be made.

         7.2 DENIAL. If the claim is wholly or partially denied, the Claims Official shall, within thirty days (or such longer period as may be reasonably necessary), provide the claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the claimant,

         (a)      the specific reason or reasons for the denial,

         (b) specific references to pertinent Plan provisions on which the denial is based,

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and

         (d)      an explanation of the Plan's claim review procedure.

If the Claims Official fails to respond to the claim within the period of time specified in Section 7.2, the claim will be deemed denied.

         7.3 APPEAL. Each claimant may appeal the denial of his or her claim to the Committee within sixty days after receipt of written notice of the claim denial by filing with the Committee a written application for review. The claimant may submit therewith pertinent documents, and a statement of facts and issues.

         7.4 FINAL DECISION. The decision by the Committee upon review of a claim shall be made not later than sixty (60) days after the written request for review is received by the Committee, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

         7.5 FORM. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

         7.6 LEGAL EFFECT. To the extent permitted by law, the decision of the Claims Official (if no review thereof is requested as herein provided) or the decision of the Committee, as the case may be, shall be final and binding on all parties. Any claims which the claimant does not pursue through the review and appeal stages of the procedures herein provided shall be deemed waived, finally and irrevocably. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under this Article 7. If, after exhausting the claims and appeal procedures, a claimant institutes any legal action against the Plan and/or the Company, the claimant may present only the evidence and theories which the claimant presented during the claims and appeal procedures. Judicial review of the claimant's denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories which were presented to and considered by the Committee during the claims and appeal procedure.

                      ARTICLE 8: EFFECT OF FIDUCIARY ACTION

                  (a) The Plan Administrator shall administer the Plan in accordance with its terms. The Plan Administrator shall have the discretion to make any findings of fact needed in the administration of the Plan.
                  (b) The Committee shall have the discretion to interpret or construe the terms of the Plan, whether express or implied, and resolve any ambiguities, including but not limited to terms governing the eligibility of employees and the administration of the Plan, and fashion any remedy which the Committee, in its sole judgment, deems appropriate. The validity of any such finding of fact, interpretation, construction or decision shall not be given DE NOVO review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious.
                  (c) To the extent the Plan Administrator or the Committee has been granted discretionary authority under the Plan, such fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.
                  (d) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee, without the need for Board of Directors' approval, may amend the Plan retroactively to cure any such ambiguity.

                  (e) This Article 8 may not be invoked by any person to require the Plan to be administered in a manner which is inconsistent with its interpretation by the Committee.
                  (f) All actions taken and all determinations made in good faith by the Plan Administrator or by the Committee shall be final and binding upon all persons claiming any interest in or under the Plan.

                            ARTICLE 9: MISCELLANEOUS

         9.1 AMENDMENT . The Plan may be amended, as to any Participant, only with the mutual consent, documented in writing, of (i) the Participant and (ii) the Company, appropriately authorized by the Directors. No representative of the Company or any other person has the authority to orally expand or otherwise change the written terms of the Plan.

         9.2 SOURCE OF PAYMENTS. Payments under this Plan shall be made by the Company. The Plan shall be unfunded and the Company shall not be required to establish any special or separate fund nor to make any other segregation of assets in order to assure the payment of any amounts under the Plan. However, the Company may, at anytime, in its sole discretion, elect to establish and fund a "rabbi trust" intended to ensure payments under the Plan.

         9.3 NON-ALIENATION OF BENEFITS. No benefit payable at any time under the

Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit under this Plan shall in any manner be liable for or subject to the debts or liabilities of any Participant or former Participant or Beneficiary. If a Participant or former Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits under the Plan or any part thereof, or if by reason of bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by such individual, then the Administrative Committee in its discretion may terminate such interest in any such benefit and hold or apply it to or for his benefit or the benefit of the Participant's spouse, children or other dependents, or any of them, in such a manner as the Administrative Committee may deem proper.

         9.4 NO EFFECT ON EMPLOYMENT RIGHTS. Employment rights with the Company shall not be enlarged, increased, or otherwise affected hereby.

         9.5 OTHER PLANS.

                  (a) Except as provided in this Plan, payment of any supplemental retirement benefit under the Plan will not adversely affect a Participant's rights under any other welfare or pension benefit plan of the Company, and a Participant's rights under such other plans shall be governed by the terms thereof.
                  (b) Except for Salary Continuation determined under Section
         4.2 and paid under Section 6.2, no supplemental retirement benefit paid hereunder will be deemed to be, or included in, compensation for purposes of determining benefits under any other welfare or pension benefit plan of the Company.

         9.6 NO SEVERANCE BENEFITS. Due to a Participant's voluntary election to retire under the 2001 GenCorp Voluntary Enhanced Retirement Program, he or she will not be eligible to receive any severance pay or benefit payable under any plan, policy or practice of the Company to employees who are laid off or discharged involuntarily due to lack of work or other reason specified in such plan, policy or practice, including but not limited to the GenCorp Involuntary Separation Pay Plan.

         9.7 APPLICABLE LAW. Except to the extent governed by ERISA, this Plan shall be governed by the laws of the State of Ohio.

                    ARTICLE 10: INFORMATION REQUIRED BY ERISA

         10.1 NAME OF PLAN. The name of the Plan is the 2001 Supplemental Retirement Plan for GenCorp Executives.

         10.2 TYPE OF PLAN.  This is a pension plan.

         10.3 PLAN ADMINISTRATOR. The Plan Administrator's name, address, telephone number, employer identification number and plan number are as follows:

         Name:                      GenCorp Inc.

         Address:                   P. O. Box 537012
                                    Sacramento, CA 95853-7012

         Telephone Number:          916-355-6550

         EIN:                       34-0244000

         Plan Number:               ___

         Plan Year:                 The twelve month period ending on November
                                    30.

         Contact:                   Samuel S. Gallardo
                                    Director, Retirement Benefits

         10.4 AGENT FOR SERVICE OF LEGAL PROCESS. The name and address of the person designated as agent for service of legal process is the Plan Administrator.

         10.5 STATEMENT OF ERISA RIGHTS.

                  (a) As a Participant in this Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:

         -- Examine, without charge, at the Administrator's office all Plan documents, including the Plan instrument (which is this pamphlet), and the Plan's annual report. Copies of these documents and other Plan information may also be obtained upon written request to the Plan Administrator; provided that a reasonable charge may be made for copies.

         -- Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish such Participant with a copy of this summary annual report.

                  (b) In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interests of you and other Plan Participants and beneficiaries. No one, including your employer, or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for this denial. You have the right to have the Plan Administrator review and reconsider your claim, as described elsewhere in this pamphlet.

                  (c) Under ERISA, there are two steps you can take to enforce the above rights. For instance, if you request certain materials required to be furnished by the Plan and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require that you be provided with the materials and paid up to $100.00 a day until you receive them, unless the materials were not sent because of reasons beyond the Plan Administrator's control. If you have a claim for benefits which is denied or ignored in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan's fiduciaries misused the Plan's money, if any, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The Court will decide who should pay the court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

                  (d) While this Plan is a "pension plan" within the meaning of
         Section 3(2) of ERISA, it is a profit-sharing plan with individual accounts to which shall be credited the benefits each Participant becomes entitled to under this Plan. Since the amount credited to each Participant's account shall be immediately distributed, no interest shall be credited on accounts and the Plan will not have any assets to be held in trust. All benefits accrued under the Plan shall be vested and cannot be assigned or alienated. While the Plan technically covers all salaried employees on the Company's corporate payroll, only those persons who meet the requirements of Article 3 shall accrue any benefits.

                  (e) If you have any questions about this Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

         This Plan is hereby adopted and approved effective December 1, 2001.


                               GENCORP INC.


                               By: /s/ Charles G. Salter
                                   -----------------------------------
                                       Charles G. Salter
                                       Vice President, Compensation and Benefits

                                                                      APPENDIX A


                         2001 GENCORP VOLUNTARY ENHANCED

                               RETIREMENT PROGRAM






                               SUMMARY DESCRIPTION

                              [NON-QUALIFIED PLAN]

                               September 27, 2001

                         2001 GENCORP VOLUNTARY ENHANCED
                               RETIREMENT PROGRAM


                               SUMMARY DESCRIPTION
                              [NON-QUALIFIED PLAN]

                               September 27, 2001


                                    OVERVIEW


This Voluntary Enhanced Retirement Program ("VERP") is designed to provide an opportunity for eligible employees to elect retirement with enhanced benefits. The benefit improvements under the VERP, as applicable to GenCorp Executives, include:

         (i)      An Enhanced Pension Benefit;

         (ii)     Salary Continuation until a designated Retirement Date;

         (iii) Eligibility to participate in the retiree medical and life insurance plans, according to the terms of those plans [which exclude employees initially hired at GenCorp on or after January 1, 1995; or initially hired at Aerojet on or after January 1, 1997], and as those plans may be amended, modified or terminated; and

         (iv) Pre-retirement financial planning and outplacement support services.

THESE ENHANCED BENEFITS ("ENHANCED BENEFITS") ARE CONTINGENT UPON:

         (i) THE SUCCESSFUL COMPLETION OF THE DIVESTITURE OF AEROJET ELECTRONIC INFORMATION SYSTEMS ("EIS") TO NORTHROP GRUMMAN BEFORE DECEMBER 1, 2001; and

         (ii) Receipt of a signed Application for Enhanced Retirement Benefits ("Application"), which contains a Release of Claims, by Jennifer Goolis, Director of Human Resources, NO LATER THAN 4:30 P.M. PST, ON MONDAY, NOVEMBER 12, 2001.

         The VERP is described generally below, and more details about the VERP and its affect on retirement under other GenCorp benefit plans are provided in the separate "Questions and Answers" section enclosed with this Summary Description.


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VERP ELIGIBILITY

         Subject to the limitations and exclusions herein, in order to retire under the VERP, an eligible employee must be:

         (i) Actively employed as of September 12, 2001, as a salaried employee on the GenCorp Corporate Payroll; AND

         (ii)     As of December 1, 2001, have EITHER

                  (A) Attained age 50 and completed at least 5 years of Vesting Service, as determined under the GenCorp Consolidated Pension Plan ("Pension Plan"); OR

                  (B) Completed 25 years of Vesting Service, as determined under the Pension Plan, regardless of age; OR

                  (C) Have at least 5 years of Vesting Service AND attained sufficient age and service in order to qualify for an Early Retirement Benefit under the Pension Plan [at least age 55, with 10 or more years of Vesting Service] once the additional age and service credits afforded under the VERP are included.

         AS STATED, THE VERP IS CONTINGENT UPON THE SUCCESSFUL DIVESTITURE OF AEROJET EIS TO NORTHROP GRUMMAN; AND SHOULD THE DIVESTITURE NOT BE COMPLETED BEFORE DECEMBER 1, 2001, THE VERP MAY BE CANCELLED AT THE COMPANY'S DISCRETION AND, IN THAT EVENT, ANY APPLICATION, EVEN IF SIGNED AND RECEIVED, WILL BE VOID. As a further condition for benefits under the VERP, an eligible employee must agree to terminate employment on a date designated by GenCorp, at its discretion ("Retirement Date"). The designated Retirement Date will be set immediately at the conclusion of the Salary Continuation period described herein, which Salary Continuation period will commence no later than December 1, 2002.

         The following employees are NOT eligible to participate in the VERP:

         - Employees who are NOT on the GenCorp Corporate Payroll as of September 12, 2001, or who DO NOT REMAIN on the active Corporate Payroll through December 1, 2001;

         -        Employees who have tendered their resignation to the Company;

         - Employees who are on a leave of absence from active employment pursuant to an employment termination agreement;

         - Employees who transfer to or from the GenCorp Corporate Payroll after September 12, 2001; and/or


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         -        Full - time Presidents of GenCorp Business Units.

VERP BENEFITS

         Eligible GenCorp Executives who elect the VERP will receive two types of pension benefit enhancements under a non-qualified plan called the "2001 Supplemental Retirement Plan for GenCorp Executives ("Supplemental Retirement Plan"). Such GenCorp Executives will receive two types of pension benefit enhancements - (i) an Enhanced Pension Benefit, payable either as monthly benefits or in five (5) annual installments; and (ii) Salary Continuation for a duration based on the eligible employee's position within the corporation, as set forth herein.

1.       ENHANCED PENSION BENEFIT

         GenCorp Executives who elect the VERP will be paid a total pension benefit from two sources:

         (i) The current pension benefit under the tax-qualified Pension Plan and, if applicable, the non-qualified Benefits Restoration Plan (together, the "Normal Pension Benefit"), payable on a monthly basis, at a time elected by the retiree, consistent with the terms, limitations and reduction factors set forth in the Pension Plan; and

         (ii) An "enhanced" VERP pension benefit paid from the non-qualified Supplemental Retirement Plan ("Enhanced Pension Benefit"), payable either (A) as a life annuity commencing at the end of Salary Continuation, as described herein, or (B) in five (5) annual installments, with the first installment paid at the end of Salary Continuation, with subsequent installments paid on or about the same date in each of the four succeeding years.

         A. AMOUNT OF ENHANCED PENSION BENEFIT.The Enhanced Pension Benefit will be calculated by (1) adding a COMBINATION OF TEN (10) ADDITIONAL WHOLE YEARS OF AGE AND SERVICE CREDITS [E.G., 5+5, 7+3, 9+1] to Vesting and Benefit Service and Age under the Pension Plan, as of the designated Retirement Date, and (2) subtracting the Normal Pension Benefit. Even though the Enhanced Pension Benefit for GenCorp Executives will be paid from the non-qualified Supplemental Retirement Plan, the Enhanced Pension Benefit WILL BE COMPUTED under the terms, limitations, formulas, reduction factors and administrative practices of the qualified Pension Plan.

         All combinations of whole years of age and service will be compared in calculating the Enhanced Pension Benefit, and the combination that yields the highest benefit will be used for the final Enhanced Pension Benefit computation. THIS COMPUTATION, HOWEVER, WILL AT LEAST ALLOCATE THE COMBINATION OF WHOLE YEARS OF AGE AND SERVICE WHICH MAKES THE EMPLOYEE ELIGIBLE FOR AN EARLY RETIREMENT PENSION, AS DECEMBER 1, 2001. In order to


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qualify for an Early Retirement Pension, the employee must have attained at least age 55, with 10 or more years of service.

- For example, an employee age 52 1/2, with 10 years of service, will have at least 3 years of age allocatEd in order to meet the age 55 criteria, with the remaining 7 years allocated to age or service credit in a manner that maximizes the resulting benefit.

- In other words, depending upon the employee's current age and service, not all combinations of age and service [E.G., 2+8, 1+9, 0+10] will be available.

         An Estimated Normal Pension Benefit, based on current age and service, and an Estimated Enhanced Pension Benefit, based on the additional age and service available under the VERP, are provided with the eligible employees' Applications. The assumptions, interest rates, reduction factors and benefit formulas used in these Estimates are incorporated into this Summary Description by reference, and are considered plan provisions under the VERP. THESE ESTIMATES ARE FOR COMPARISON PURPOSES ONLY, AND THE ACTUAL NORMAL PENSION BENEFIT AND ENHANCED PENSION BENEFIT MAY BE DIFFERENT, BASED ON THE EMPLOYEE'S AGE, FINAL EARNINGS AND ACCRUED SERVICE AS OF THE DESIGNATED RETIREMENT DATE.

                  An eligible employee can request Sam Gallardo in the Pension Department to prepare an additional estimate of pension benefits that might accrue (without any enhancement) if the employee were to remain employed with the Company until a specified date in the future. ANY SUCH ADDITIONAL ESTIMATE ALSO WOULD BE FOR COMPARISON PURPOSES ONLY, AND WOULD NOT IMPLY OR GUARANTEE THAT THE ELIGIBLE EMPLOYEE WOULD REMAIN EMPLOYED WITH THE COMPANY FOR ANY PERIOD.

         B. PAYMENT OF ENHANCED PENSION BENEFIT. The Enhanced Pension Benefit may be paid in a different manner than the Normal Pension Benefit:

- The Normal Pension Benefit will be paid on a monthly basis commencing on a date selected by the retiree, subject to the limitations of the Pension Plan. For example, payment of the Normal Pension Benefit cannot commence prior to age 55.

- The Enhanced Pension Benefit will be paid, COMMENCING AT THE END OF SALARY CONTINUATION, in only one of two ways, with no further lump-sum payment eligibility: (1) as a monthly benefit, or (2) in five equal annual installments.

         1. MONTHLY BENEFIT. If a monthly benefit is elected, an eligible employee can receive his entire pension benefit (Pension Plan, Benefits Restoration Plan and VERP) in the form of level monthly payments over his lifetime. The same optional forms of benefit (I.E., single life or joint & survivor annuities) available under the Pension Plan can be elected for the entire pension benefit.


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


                      If the eligible employee is under 55 (the earliest date
                  payments can begin under the Pension Plan and Benefits Restoration Plan) when Salary Continuation ends, then more of the total monthly benefit will come from the VERP until age
                  55. At age 55, the VERP portion would be reduced by the amount payable from the Pension Plan and Benefits Restoration Plan, and the eligible employee could decide the timing and form of his payments from those plans.

                      For example, if the total benefit for someone age 52 is
                  $1,000 per month, the full amount would be payable from the VERP until age 55. At that point, if $600 could begin to be paid from the Pension Plan and Benefits Restoration Plan, the VERP payment would drop to $400. The participant could then elect to start (or defer) the payments from the other plans, subject to the terms of those plans.

         2. FIVE ANNUAL INSTALLMENTS. If an eligible employee elects to have his Enhanced Pension Benefit paid in the form of five (5) annual installments, the amount of the installments are calculated as follows:

                  - First, the lump-sum present value of the monthly payments that would be payable from the VERP (I.E., the difference between the total monthly payments and the portion payable from the Pension Plan and the Benefits Restoration Plan, ASSUMING THAT THOSE PAYMENTS WOULD START AT THE EARLIEST POSSIBLE DATE) is determined. The lump sum present value is determined using a 7.5% discount factor and the standard mortality table used by the Company for pension accounting purposes; and

                  - Second, the lump-sum present value is amortized (using the same 7.5% interest rate) into five equal annual installments.

                  The first installment will be paid at the end of Salary Continuation, with subsequent installments paid on or about the same date in each of the four succeeding years.

                           Since the installment payments would only represent
                  the Enhanced Pension Benefit under the VERP, the eligible employee would still have an independent decision about when to actually start (or defer) his benefit payments from the Pension Plan and Benefits Restoration Plan, subject to the terms of those plans.

         The Enhanced Pension Benefit will be paid under the non-qualified Supplemental Retirement Plan. Since it is a non-qualified plan, there is no funded trust, and benefits paid thereunder are considered unsecured liabilities, payable only from corporate assets. Unlike benefits paid from the qualified Pension Plan, payment of the Enhanced Pension Benefit is not protected by the federal Pension Benefit Guaranty Corporation.


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


         The Enhanced Pension Benefit will be subject to all applicable taxes, and you may wish to consult a tax or financial advisor regarding the tax implications and risk factors related to lump-sum benefits paid from non-qualified plans.


2.       SALARY CONTINUATION

         In addition to the Enhanced Pension Benefit, GenCorp Executives who elect to voluntarily retire under the VERP will be eligible for Salary Continuation, according to the following schedule:

                   LEVEL                                 AMOUNT

         Corporate Officers under                   24 mos. Base Salary
         Spinoff-related Contracts             & Bonus @ 50% of Eligibility

         Other Corporate Officers                   18 mos. Base Salary

         Senior Management                          6 mos. Base Salary

         Salary Continuation, including any bonus, will be paid on a bi-weekly basis, and will be considered compensation under the Pension Plan and the GenCorp Benefits Restoration Plan, with age and service credit afforded through the duration of Salary Continuation. Taxes will be withheld as required from Salary Continuation payments.

         As with the Enhanced Pension Benefit, the entire amount of Salary Continuation for each eligible GenCorp Executive will be paid under the non-qualified Supplemental Retirement Plan. Upon completion of Salary Continuation, eligible GenCorp Executives will be deemed to have reached their designated Retirement Date. While on Salary Continuation, GenCorp Executives will be employed on "Special Assignment". As employees, GenCorp Executives on Special Assignment will be eligible to participate in all GenCorp pension and welfare benefit plans, programs and perquisites, according to their terms, with the exception of:

         (i) Previously granted stock options will NOT continue to vest while on Salary Continuation, nor will additional stock options be granted. However, those stock options previously granted and vested will be exercisable by the eligible employees during Salary Continuation, and thereafter as retirees.

         (ii) Except for Corporate Officers under Spinoff-related Contracts, eligible GenCorp Executives will NOT be eligible for annual bonuses under the GenCorp Executive Incentive Compensation Plan while on Salary Continuation. However, such employees will be eligible for any bonus, including any pro-rata bonus, attributable to service prior to commencement of Salary Continuation, and specifically, any bonus for the 2001 and 2002 fiscal years, if earned. [An employee will not be deemed to "earn" any additional bonus while on Special Assignment.]


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         (iii)    Additional restricted shares under the 1999 Equity and
                  Incentive Compensation Plan will NOT be granted to eligible GenCorp Executives on Salary Continuation. However, such employees will be eligible to retain previously granted restricted shares that have vested, including (A) those restricted shares that vest in February 2002 as the result of achieving performance objectives in 2001, and (B) for eligible employees who work throughout the entire 2002 fiscal year, those restricted shares that vest in February 2003 as a result of achieving performance objectives in 2002.

         (iv) VERP participants will not be eligible to participate in any plans, programs or perquisites not listed in the response to Question No. 46, herein, E.G., Sick Pay Plan.

3.       RETIREE MEDICAL

         Employees who elect to retire under the VERP will be eligible to participate in the GenCorp Retiree Medical Plan, according to the terms of that plan as it may be amended, modified or terminated. [Employees initially hired at GenCorp on or after January 1, 1995, or initially hired at Aerojet on or after January 1, 1997, are not eligible for retiree medical benefits under the Retiree Medical Plan, or the VERP].

4.       PRE-RETIREMENT FINANCIAL COUNSELING & OUTPLACEMENT SUPPORT

         Pre-retirement financial counseling and outplacement support will be provided to those employees who elect to retire under the VERP in a form and duration to be determined by GenCorp, at its discretion.

APPLICATION

         In order to retire under the VERP, an eligible employee must sign an Application, and return it - NO LATER THAN 4:30 P.M. PST ON MONDAY, NOVEMBER 12, 2001, TO:


                           Jennifer Goolis
                           Director, Human Resources
                           P.O. Box 537012
                           Sacramento, CA   95835-7012

                           Phone:   (916) 355-2167

         Enclosed with the Application will be Estimates of Normal Pension Benefits and Enhanced Pension Benefits and a "Notice of Decision to Decline".


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         Explanatory meetings will also be scheduled the week of September 24,
2001, to discuss the VERP with eligible employees, and answer any questions.

         If an employee is eligible, but chooses not to participate in the VERP, the employee must complete the "Notice of Decision to Decline" and return it to Jennifer Goolis by November 12, 2001.




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


                         2001 GENCORP VOLUNTARY ENHANCED
                               RETIREMENT PROGRAM

                              QUESTIONS AND ANSWERS
                              [NON-QUALIFIED PLAN]
                               September 27, 2001


ELIGIBILITY


1.       Who is eligible to retire under the VERP?

         Any active salaried employee on the GenCorp Corporate Payroll as of September 12, 2001, WHO HAS, AS OF DECEMBER 1, 2001, EITHER:

                  (A) Attained age 50 and completed at least 5 years of Vesting Service (as determined under the Pension
                           Plan); OR

                  (B) Completed 25 years of Vesting Service (as determined under the Pension Plan), regardless of age; OR --

                  (C) Has at least 5 years of Vesting Service AND attained sufficient age and service in order to qualify for an Early Retirement Benefit under the Pension Plan [at least age 55, with 10 or more years of Vesting Service], once the additional age and service credits afforded under the VERP are included.

         An employee who otherwise meets these criteria, but who has tendered his resignation to the Company, or who is on a leave of absence from active employment pursuant to an employment termination agreement, or who transfers onto the Corporate payroll after September 12, 2001 or transfers from the Corporate payroll before November 12, 2001, or who is a full-time President of a GenCorp Business Unit, is not eligible to retire under the VERP.


2. If I am an employee of Aerojet, AFC or GDX, may I retire under the VERP?

         No. The VERP is only available to active salaried employees on the GenCorp Corporate Payroll. The purpose of the VERP is to reduce costs at the Corporate Headquarters, in order to facilitate a restructuring. The current business plans are to grow Aerojet, AFC and GDX, and make them more autonomous, not reduce their size.


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


3. If I will not satisfy the eligibility requirements until after December 1, 2001, may I retire under the VERP?

         No. You must satisfy the eligibility requirements as of December 1, 2001.

4.       If I decide to retire under the VERP, what do I have to do?

         You must sign an Application and return it to Jennifer Goolis, Director of Human Resources, SO THAT IT IS RECEIVED NO LATER THAN 4:30 P.M. PST ON MONDAY, NOVEMBER 12, 2001. FAXED OR E-MAIL COPIES, OR APPLICATIONS POST-MARKED BY NOVEMBER 12, 2001, BUT NOT RECEIVED UNTIL THEREAFTER, WILL NOT BE ACCEPTED.

5. Can I sign and deliver the Application to the Company prior to November 12, 2001?

         Yes.

6. Can I withdraw my decision to retire under the VERP after I have already elected to participate?

         Yes. Your decision will not be considered final until November 12, 2001, at 4:31 p.m. PST. Thereafter, you still have seven (7) days under the law (until November 19, 2001, at 4:30 p.m. PST) to revoke your Application. You may not, however, resubmit your Application after 4:30 p.m. PST, on November 12, 2001.

7. Do I have to sign the Release of Claims in order to retire under the VERP and receive the Enhanced Pension Benefits?

         Yes. A Release of Claims is included within the Application, and is a condition to VERP Benefits. You also must execute the Contract Modifications described in Paragraph 8(b) of the Application.


8. If I decide to retire under the VERP, will I be eligible to receive severance or separation pay?

         No. If you decide to retire under the VERP, the termination of your employment will be voluntary, and you will NOT be eligible to receive separation pay under any other plan, employment agreement or separation/severance agreement, including the GenCorp Involuntary Separation Pay Plan. However, if you are party to a Severance Agreement related to a change-in-control, and that Severance Agreement is triggered prior to your commencement of Salary Continuation, the benefits under the Severance Agreement will be COORDINATED with benefits under


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         the VERP to provide the highest benefit to the employee, without providing any duplicate benefit. For example, if the Severance Agreement offers two years of Salary Continuation upon a change-in-control, AND THE CHANGE-IN-CONTROL IS TRIGGERED BEFORE THE START OF SALARY CONTINUATION UNDER THE VERP, but the VERP provides 18 months of Salary Continuation, the employee will be eligible for the two years of Salary Continuation, plus the other VERP benefits.

9. If I decide to retire under the VERP, but the divestiture of Aerojet Electronic Information Systems to Northrop Grumman does not occur before December 1, 2001, will I still be eligible for VERP benefits?

         No. The VERP is contingent upon the successful and timely completion of the Aerojet EIS divestiture to Northrop Grumman. If the divestiture does not occur prior to December 1, 2001, the VERP may be cancelled at the Company's discretion and, in that event, any Application, even if signed and received by GenCorp, will be void.

10. If I decide to retire under the VERP, but the Divestiture of Aerojet EIS does not occur, will submitting my Application for VERP benefits affect my future employment with GenCorp?

         No. Any future employment decisions, including those related to promotion, merit increases or termination, will not be influenced, in any way, by your decision to apply for VERP benefits.

11. If I decide NOT to retire under the VERP now, but I later decide to retire, will I then be able to receive the Enhanced Pension Benefits under the VERP?

         No.

12. If I decide NOT to retire under the VERP, and I later lose my job due to a restructuring, will I then be able to elect the Enhanced Benefits under the VERP?

         No. Anyone who wishes to retire under the VERP must deliver the signed Application to Jennifer Goolis no later than 4:30 p.m. PST on Monday, November 12, 2001.

13. If I decide NOT to retire under the VERP and I later lose my job as a result of a restructuring, what amount of separation pay will I be eligible to receive?


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         If you are an eligible employee whose position is eliminated as a result of restructuring, you may be eligible for separation pay and benefits under the GenCorp Involuntary Separation Pay ("ISP") Plan. You may also be eligible for separation benefits under an employment agreement. The separation pay under the ISP Plan equals one week of base salary for each year or partial year of service, plus four weeks base salary, and up to six (6) months medical and life insurance continuation in exchange for a release of claims. Any separation pay under any employment or severance agreement will be governed by the terms of the agreement, and you should consult the agreement for details. Benefits under any employment or severance agreement (other than a Severance Agreement relating to change-in-control WHICH IS TRIGGERED PRIOR TO SALARY CONTINUATION) are forfeited if you elect VERP Benefits.

RETIREMENT

14.      If I decide to retire under the VERP, when will my employment end?

         GenCorp will designate your Retirement Date, which will be at the conclusion of Salary Continuation. GenCorp will also designate the date you are placed on Special Assignment, at which point Salary Continuation commences. You will not be placed on Special Assignment earlier than December 1, 2001, or later than December 1, 2002.

15. What happens to my VERP benefits if I elect to participate, but die before my Retirement Date?

         If you should die before your Retirement Date, your unpaid Enhanced Pension Benefit and remaining Salary Continuation will be provided to your surviving spouse, who will also receive the spousal benefit under your Normal Pension Benefit, and be eligible participate in the GenCorp Retiree Medical Plan [if you were otherwise eligible to participate], as if you had already retired.

16. Why am I not receiving all other retirement application forms, such as pension benefit application forms, at this time?

         When your Retirement Date is designated, and you actually leave the Company, you will receive several forms, such as the Pension and Savings Plan election forms, and COBRA notices under the medical and dental plans. Those forms are not being provided at this time because you do not really need them until you leave. If you would like to see these forms, you may request copies from Jennifer Goolis (916) 355-2167, or Sam Gallardo (916) 355-6550.


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17.      If I elect to retire under the VERP, can I later apply for re-employment with GenCorp, Aerojet, AFC or GDX?

         No. If you elect to retire under the VERP, you must waive any claim to re-employment with GenCorp, or any affiliated company. GenCorp or any affiliate may, however, offer you re-employment, at their sole discretion.

18. If I elect to retire under the VERP, and I become employed as a consultant or with a firm that can provide services to GenCorp, am I prohibited from contacting GenCorp about a potential business relationship?

         No. Under these circumstances, any services you would perform for GenCorp, or any affiliate, would not be as an employee. You are prohibited, however, from recruiting or hiring any employee away from GenCorp for one (1) year after your designated Retirement Date.

19. If I retire under the VERP, will I be eligible to receive unemployment compensation benefits?

         You may be eligible for such benefits if you satisfy the normal requirements imposed by law, although your unemployment benefits, if any, may be offset and reduced by amounts you receive under the VERP. GenCorp is not in a position to give you advice regarding your rights to unemployment compensation benefits. For detailed and reliable information, you should contact your local unemployment compensation office. The toll-free number for the California Employment Development Department is: 1-800-300-5616.

ENHANCED PENSION BENEFIT

20. If I elect to retire under the VERP, how is my pension benefit affected?

         GenCorp Executives who elect the VERP will be paid a total pension benefit from two sources:

                  (i) The current pension benefit under the tax-qualified Pension Plan and, if applicable, the non-qualified Benefits Restoration Plan (together, the "Normal Pension Benefit"), payable on a monthly basis, at a time elected by the retiree, consistent with the terms, limitations and reduction factors set forth in the Pension Plan; and


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                  (ii)     An "enhanced" VERP pension benefit paid from the
                           non-qualified Supplemental Retirement Plan for GenCorp Executives ("Enhanced Pension Benefit"), payable either (A) as a life annuity commencing at the end of Salary Continuation, as described herein, or (B) in five (5) annual installments, with the first installment paid at the end of Salary Continuation, and subsequent installments paid on or about the same date in each of the four succeeding years.

21.      How is my Enhanced Pension Benefit calculated?

         The Enhanced Pension Benefit will be calculated by (1) adding a COMBINATION OF TEN (10) ADDITIONAL WHOLE YEARS OF AGE AND SERVICE CREDITS [E.G., 5+5, 7+3, 9+1] to Vesting and Benefit Service and Age under the Pension Plan, as of the designated Retirement Date, and (2) subtracting the Normal Pension Benefit. Even though the Enhanced Pension Benefit for GenCorp Executives will be paid from the non-qualified Supplemental Retirement Plan, the Enhanced Pension Benefit WILL BE COMPUTED under the terms, limitations, formulas, reduction factors and administrative practices of the qualified Pension Plan.

                  All combinations of whole years of age and service will be compared in calculating the Enhanced Pension Benefit, and the combination that yields the highest benefit will be used for the final Enhanced Pension Benefit computation. THIS COMPUTATION, HOWEVER, WILL AT LEAST ALLOCATE THE COMBINATION OF WHOLE YEARS OF AGE AND SERVICE WHICH MAKES THE EMPLOYEE ELIGIBLE FOR AN EARLY RETIREMENT PENSION, AS DECEMBER 1, 2001. In order to qualify for an Early Retirement Pension, the employee must have attained at least age 55, with 10 or more years of service.

         - For example, an employee age 52 1/2, with 10 years of service, will have at least 3 years of age allocated in order to meet the age 55 criteria, with the remaining 7 years allocated to age or service credit in a manner that maximizes the resulting benefit.

         - In other words, depending upon the employee's current age and service, not all combinations of age and service [E.G., 2+8, 1+9, 0+10] will be available.

                  An Estimated Normal Pension Benefit, based on current age and service, and an Estimated Enhanced Pension Benefit, based on the additional age and service available under the VERP, are provided with the eligible employees' Applications. The assumptions, interest rates, reduction factors and benefit formulas used in these Estimates are incorporated into this Summary Description by reference, and are considered plan provisions under the VERP. THESE ESTIMATES ARE FOR COMPARISON PURPOSES ONLY, AND THE ACTUAL NORMAL PENSION BENEFIT AND ENHANCED PENSION BENEFIT MAY BE SLIGHTLY DIFFERENT, BASED ON THE EMPLOYEE'S AGE, FINAL EARNINGS AND ACCRUED SERVICE AS OF THE DESIGNATED RETIREMENT DATE.

                  An eligible employee can request Sam Gallardo in the Pension Department to prepare an additional estimate of pension benefits that might accrue (without any enhancement) if the employee were to remain employed with the Company until a specified date in the future. ANY SUCH ADDITIONAL ESTIMATE ALSO WOULD BE FOR COMPARISON PURPOSES ONLY, AND WOULD NOT IMPLY OR GUARANTEE THAT THE ELIGIBLE EMPLOYEE WOULD REMAIN EMPLOYED WITH THE COMPANY FOR ANY PERIOD.

22.      How is my Enhanced Pension Benefit paid?

         The Enhanced Pension Benefit may be paid in a different manner than the Normal Pension Benefit:

         - The Normal Pension Benefit will be paid on a monthly basis commencing on a date selected by the retiree, subject to the limitations of the Pension Plan. For example, payment of the Normal Pension Benefit cannot commence prior to age 55.

         - The Enhanced Pension Benefit will be paid, COMMENCING AT THE END OF SALARY CONTINUATION, in only one of two ways, with no further lump-sum payment eligibility: (1) as a monthly benefit, or (2) in five equal annual installments.

                  1. MONTHLY BENEFIT. If a monthly benefit is elected, an eligible employee can receive his entire pension benefit (Pension Plan, Benefits Restoration Plan and VERP) in the form of level monthly payments over his lifetime. The same optional forms of benefit (I.E., single life or joint & survivor annuities) available under the Pension Plan can be elected for the entire pension benefit.

                       If the eligible employee is under 55 (the earliest date
                  payments can begin under the Pension Plan and Benefits Restoration Plan) when Salary Continuation ends, then more of the total monthly benefit will come from the VERP until age
                  55. At age 55, the VERP portion would be reduced by the amount payable from the Pension Plan and Benefits Restoration Plan, and the eligible employee could decide the timing and form of his payments from those plans.

                  For example, if the total benefit for someone age 52 is $1,000 per month, the full amount would be payable from the VERP until age 55. At that point, if $600 could begin to be paid from the Pension Plan and Benefits Restoration Plan, the VERP payment would drop to $400. The participant could then elect to start (or defer) the payments from the other plans, subject to the terms of those plans.

                  2. FIVE ANNUAL INSTALLMENTS. If an eligible employee elects to have his Enhanced Pension Benefit paid in the form of five (5) annual installments, the amount of the installments are calculated as follows:

                  - First, the lump-sum present value of the monthly payments that would be payable from the VERP (I.E., the difference between the total monthly payments and the portion payable from the Pension Plan and the Benefits Restoration Plan, ASSUMING THAT THOSE PAYMENTS WOULD START AT THE EARLIEST POSSIBLE DATE) is determined. The lump sum present value is determined using a 7.5% discount factor and the standard mortality table used by the Company for pension accounting purposes; and

                  - Second, the lump-sum present value is amortized, using the same 7.5% interest rate) into five equal annual installments

                  The first installment will be paid at the end of Salary Continuation, with subsequent installments paid on or about the same date in each of the four succeeding years.

                           Since the installment payments would only represent
                  the Enhanced Pension Benefit under the VERP, the eligible employee would still have an independent decision about when to actually start (or defer) his benefit payments from the Pension Plan and Benefits Restoration Plan, subject to the terms of those plans.

         The Enhanced Pension Benefit will be paid under the non-qualified Supplemental Retirement Plan. Since it is a non-qualified plan, there is no funded trust, and benefits paid thereunder are considered unsecured liabilities, payable only from corporate assets. Unlike benefits paid from the qualified Pension Plan, payment of the Enhanced Pension Benefit is not protected by the federal Pension Benefit Guaranty Corporation.

         The Enhanced Pension Benefit will be subject to all applicable taxes, and you may wish to consult a tax or financial advisor regarding the tax implications and risk factors related to lump-sum benefits paid from non-qualified plans.

23. Are partial years of age and service allocated in the calculation of my Enhanced Pension Benefit under the VERP? For example, if I am age 52 1/2, can 2 1/2 years be allocated to my age to reach the age 55 Early Retirement level, with the remaining 7 1/2 years allocated to my service?

         No. Only whole years are allocated under the VERP. Under the example, 3 whole years are allocated to reach the age 55 level. Of course, you will still receive credit for all 3 years in the computation of the Enhanced Pension Benefit because you will be CONSIDERED age 55 1/2 under the Pension Plan, which does recognize months of age and service in the benefit formulas.

24. What are the "lump-sum present values" used to calculate my Enhanced Pension Benefit?

         The lump-sum present value, sometimes referred to as the "net present value", is the amount of money, appropriately invested on December 1, 2001, which will provide the expected stream of monthly VERP benefit payments as described in Q&A 22.

25.      How is my "expected stream of monthly payments" determined?

         Pension benefits are normally payable over your lifetime. For purposes of computing a lump-sum present value, your expected lifetime is determined according to the standard mortality table used by the Company for pension accounting purposes.

                  Also, if you are not yet age 55 (the earliest age that benefit payments can commence under the Pension Plan and Benefits Restoration
         Plan), the higher payments you receive under the VERP prior to age 55 are taken into account.

26.      What interest rate is used to compute the lump-sum present value?

         The interest rate used in these Estimates was 7.5%, same rate currently used by the Company for pension accounting purposes. You are encouraged to consult a financial planner or tax advisor regarding the best way to achieve your retirement goals.

27.      How will the Enhanced Pension Benefit be taxed.

         Like any pension benefit, it will be taxed as ordinary income.

28. May I defer commencement of payment of the Enhanced Pension Benefit to a later date for tax considerations?

         No. Regardless of which payment option you select, payments will commence at the end of Salary Continuation.

29. It is stated that my actual Enhanced Pension Benefit may be different than the Estimate. How different?

         We do not know who will voluntarily elect the VERP at this time; therefore, all Estimates are calculated as of December 1, 2001. Assuming an individual elects the VERP, and is retained until March 1, 2002, in order to transition his or her duties, the Estimates do not include accrued age and service credits for this 3-month period. Thus, a recalculation of the Enhanced Pension Benefit will be conducted once the individual starts Salary Continuation.

30. Are the additional age and service credits under the VERP added to my Normal Pension Benefit?

         No. The additional age and service credits are used in the calculation of the Enhanced Pension Benefit only.

31. What Normal Pension Benefit will I receive, and what are my benefit options?

         If you are age 62 or over on your designated Retirement Date (at the conclusion of Salary Continuation), you are eligible for an unreduced Normal Pension Benefit, based on your ACTUAL years of service, including the period of Salary Continuation. As a result, you may begin an unreduced monthly Normal Pension Benefit at that time.

                  If you are over age 55, but not yet 62, with at least 10 years of service on your designated Retirement Date, you are eligible for an Early Retirement Pension Benefit, based on your ACTUAL years of service. As a result, you may begin to receive a REDUCED Early Retirement Pension at that time, or defer payment to a later date and be subject to a smaller reduction factor, or no reduction at age 62.

                  If you are not age 55, or do not have at least 30 years of service on your designated Retirement Date, you are eligible for a "deferred vested pension benefit", based on your ACTUAL years of service. Under a "deferred vested pension", you are not eligible for a monthly benefit until you reach age 55, and the monthly benefit reduction is greater than that under an Early Retirement Pension. Again, you may defer payment to a later date, and be subject to less of a reduction, or no reduction at age 65.

32. What is the difference between an Early Retirement Pension Benefit and a Deferred Vested Pension Benefit?

         As noted, the reduction factor for a Deferred Vested Pension Benefit is larger than the reduction factor for an Early Retirement Pension Benefit. In other words, an

         Early Retirement Pension taken at age 55 is larger than a Deferred Vested Pension Benefit taken at age 55.

                  For example, assume that you are eligible for a $1000 monthly pension benefit commencing AT AGE 65. If you terminate employment prior to age 55, you will be eligible for a "deferred vested pension benefit" when you reach age 55. If you decide to commence your pension at age 55, the $1000 monthly pension benefit will be "actuarially reduced" to a monthly pension benefit of approximately $390. [This reduction accounts for the fact that your pension will be paid over a much longer period, starting at age 55, rather than age 65.] However, if you are age 55 with at least 10 years of Vesting Service when you terminate employment, you would qualify for an Early Retirement Pension, and instead of the actuarial reduction, the $1000 monthly pension benefit would be reduced at a rate of only 4/10 of 1 percent for each month you receive benefits prior to age 62. Thus, if you decide to start receiving your Early Retirement Pension at age 55, your monthly benefit would be $666, rather than $390. In addition, you would receive the full $1000 at age 62 under an Early Retirement Pension, rather than having to wait until age 65 to receive the $1000 benefit as a Deferred Vested Benefit.

33.      Are these reduction factors applicable only to VERP participants?

         No. That is the way the Pension Plan has always been written. In fact, for purposes of the VERP program, since the value of your Normal Pension Benefit is deducted from your Enhanced Pension Benefit, the smaller the deduction, the greater the Enhanced Pension Benefit. So, if your are eligible for only a Deferred Vested Pension, rather than an Early Retirement Pension, under the Pension Plan, the difference will be reflected as an increase in your Enhanced Pension Benefit.

34. If I elect to retire under the VERP, must I start my monthly Normal Pension Benefit immediately?

         No. Your decision to commence your Normal Pension Benefit may be delayed under the terms of the Pension Plan, and based upon your own financial considerations.

35. What are the advantages of starting my monthly Normal Pension Benefit immediately at my designated Retirement Date, compared to delaying the start of my pension until some later date?

         As noted in Q & A 34 & 35, you may not begin a monthly Normal Pension Benefit until age 55 unless you have 30 years of service.. At age 55, any deferral of either a Deferred Vested Pension or an Early Retirement Pension (at least until age 62) will result in a greater monthly benefit. However, you are encouraged to consult a financial planner or tax advisor regarding the best way to achieve your retirement goals.

36. If I elect to retire under the VERP, and defer my Normal Pension Benefit to a later date, will I still be eligible for retiree medical?

         Yes. You will still be immediately eligible to enroll in the Retiree Medical Plan [if you otherwise meet the eligibility criteria], on your designated Retirement Date.

37. Are employees eligible for a Deferred Vested Pension still eligible for retiree medical?

         Yes. The Retiree Medical Plan has been amended to allow employees currently eligible for a Deferred Vested Pension Benefit under the Pension Plan but who elect to participate in the VERP to be eligible for retiree medical benefits, if they otherwise meet the Plan eligibility criteria, and subject to all terms, conditions and limitations in the Retiree Medical Plan.

38. Must I complete a separate Pension Application in order to begin receiving my monthly Normal Pension Benefit?

         Yes. At the time you choose to commence your monthly Normal Pension Benefit, you must submit a separate application to the Pension Department. You must only complete the VERP Application to receive the Enhanced Pension Benefit and Salary Continuation.

39. What portions of Enhanced Pension Benefit will be paid from the non-qualified Supplemental Retirement Plan and what does that mean?

         The ENTIRE Enhanced Pension Benefit available under the VERP will be paid from the non-qualified Supplemental Retirement Plan. That amount is stated in the Estimate of Enhanced Pension Benefit attached to your Application. AS STATED, THIS ESTIMATE IS FOR COMPARISON PURPOSES ONLY.

                  What it means to have a benefit paid from a non-qualified plan is that the benefits are not guaranteed by a funded trust, or the federal Pension Benefit Guaranty Corporation. They are paid from general assets of the corporation, and are unsecured liabilities of the corporation.

40. How is pension service under the Aerojet Pension Plan, if any, handled under the VERP?

         GenCorp employees who formerly participated in the Aerojet-General Corporation Consolidated Pension Plan have their age and service thereunder recognized under the GenCorp Pension Plan and also for the purposes of the VERP. However, part of their monthly Normal Pension Benefit will be paid from the Aerojet Pension Plan.

41. Will I be able to "rollover" my Enhanced Pension Benefit into a qualified plan or IRA in order to gain more favorable tax treatment?

         No. Your Enhanced Pension Benefit is being paid from the non-qualified, Supplemental Retirement Plan, and accordingly, is not eligible for rollover treatment.

SALARY CONTINUATION

42.      What is the amount of my Salary Continuation?

         The amount of your Salary Continuation is dependent on your position within the corporation:

                    LEVEL                                   AMOUNT
         Corporate Officers under                      24 mos. Base Salary
         Spinoff-related Contracts                 & Bonus @ 50% of Eligibility

         Other Corporate Officers                      18 mos. Base Salary

         Senior Management                              6 mos. Base Salary

         The Salary Continuation will be paid on a bi-weekly basis, subject to normal taxes, contributions and deductions. These amounts will be considered compensation under the Pension Plan and the Benefits Restoration Plan, with age and service credit afforded for the duration of Salary Continuation.

43.      May I postpone the payment of my Salary Continuation?

         No. Salary Continuation commences immediately upon being placed on Special Assignment.

44.      Will taxes be withheld from Salary Continuation?

         Yes. Salary Continuation is ordinary income, subject to applicable federal, state or local taxes. Normal tax withholding rules will be followed.

45. While I am on Salary Continuation, as an employee on "Special Assignment," may I work for another firm, or work as an independent consultant?

         While on Special Assignment, you will not be prohibited from working elsewhere, either as an employee, or as an independent consultant. However, any benefits provided with another employer may be coordinated with the GenCorp plans, according to the plan terms.

46. While I am on Salary Continuation, as an employee on "Special Assignment," what are the GenCorp employee benefits still available to me?

         As an employee on Special Assignment, you will still be eligible to participate in all GenCorp pension and welfare benefit plans, programs and perquisites, according to their terms, except for the following:

                  -        The GenCorp Involuntary Separation Pay Program

                  - The GenCorp Executive Incentive Compensation Plan [Annual Bonus]. However, Corporate Officers under Spinoff -related Contracts [who will be paid a bonus at 50% of their eligibility level while on Salary Continuation] and bonus eligible employees who elect the VERP will remain bonus eligible until the commencement of Special Assignment, particularly for the 2001and 2002 fiscal years, if earned, all of which will be payable at the time all other annual bonuses are paid.

                  - Additional stock option grants, or additional vesting of prior stock option grants. However, stock options will continue to vest until the commencement of Special Assignment, and vested options will remain exercisable for the duration of the option, since the employee will reach retiree status according to the terms of the Option Plans.

                  - Additional restricted share grants under the 1999 Equity and Incentive Compensation Plan. However, eligible employees will retain previously granted restricted shares that have vested, including (A) those restricted shares that vest in February 2002 as the result of achieving performance objectives in 2001, and (B) for eligible employees who work throughout the entire 2002 fiscal year, those restricted shares that vest in February 2003 as a result of achieving performance objectives in 2002.

         In other words, as an employee on Special Assignment, you will remain eligible to participate in the same pension and welfare benefit plans, programs and perquisites, according to their terms, and as those terms may be amended, modified or terminated, including the following:

                  -        GenCorp Consolidated Pension Plan

                  - Aerojet-General Corporation Consolidated Pension Plan (applicable to GenCorp employees who previously were Aerojet employees)

                  -        GenCorp Retirement Savings Plan

                  -        GenCorp Benefits Restoration Plan

                  -        GenCorp Medical Plan

                  -        GenCorp Dental Plan

                  -        GenCorp Flexible Benefits Plan

                  -        Employee Assistance Program

                  -        Long-Term Disability Plan

                  -        Accidental Death and Dismemberment Insurance

                  -        Group Universal Life Insurance

                  -        Vacation Program

                  -        Holiday Pay

                  -        Deferred Bonus Plan

                  -        Company Automobile Reimbursement

                  -        Financial Planning Assistance (AYCO)

                  -        Annual Executive Physical Program

MEDICAL BENEFITS


47.      How will my medical coverage be handled under the VERP?

         If you were hired by GenCorp prior to January 1, 1995, or hired by Aerojet prior to January 1, 1997, you may be eligible to participate in the GenCorp Retiree Medical Plan, as described herein. If eligible, your participation will begin upon termination of your active medical coverage.

         AGE 65 AND OVER

         Retirees age 65 and over will not be eligible for coverage under the Retiree Medical Plan IF THEY LIVE IN AN AREA SERVED BY MEDICARE RISK HMO'S. This includes the Sacramento area. Spouses and dependents of these retirees will remain eligible for coverage under the Retiree Medical Plan until they reach age 65, or otherwise become ineligible under the Plan terms. All other eligible retirees age 65 and over may elect coverage under the Retiree Medical Plan. If a retiree relocates to an area not served by Medicare Risk HMO's, he or she will then become eligible for coverage under the Retiree Medical Plan, according to its terms.

         UNDER AGE 65

         If you are eligible and live in California, you may select benefits under the Retiree Medical Plan, or one of the HMO's offered to retirees in the geographical area. The HMO's currently offered are Kaiser and PacifiCare. If you live outside of California, you are not eligible to enroll in an HMO, but may elect benefits under the Retiree Medial Plan.

                  Benefits under the Retiree Medical Plan are similar to the medical benefits offered to active employees of GenCorp, but they are different in some ways. For example, the deductibles and co-payments are different, there are currently no contributions for retirees who are under age 65, and there is a different third-party claims processor.

         COBRA

         Lastly, VERP eligible retirees may elect to continue to participate, under COBRA for up to 18 months, in the active medical coverage in which they are enrolled at the time of employment termination. The current COBRA rates for medical coverage are:

          COVERAGE          EMPLOYEE ONLY     EMPLOYEE + 1        FAMILY
          --------          -------------     ------------        ------
         GenCorp Low            $218.44          $425.93          $567.80
         GenCorp Middle         $262.30          $511.36          $681.87
         GenCorp High           $319.26          $622.46          $830.03
         Kaiser Northern        $173.10          $346.21          $489.89
         PacifiCare             $185.06          $433.09          $619.87
         Healthnet              $254.36          $451.67          $649.69

         Benefit levels and COBRA rates may be different for VERP eligible employees at the Lawrence, Massachusetts facility.


48. Does the Company have the right to amend, modify or terminate the Retiree Medical Plan, and therefore impose contributions, or change benefit levels?

         Yes. Your participation in the GenCorp Retiree Medical Plan will be subject to all of its terms, including the Company's right to amend, modify or terminate the Plan. Retiree contributions are based on the cost caps in the Plan, and the aggregate expense of medical benefits provided. If medical expenses under the Plan continue to rise, pre-65 retiree contributions may be required for 2002. Eligible retirees over age 65 are already paying contributions.


49.      Does the GenCorp Retiree Medical Plan include any dental benefits?

         If you enroll in the GenCorp Retiree Medical Plan, coverage is provided only for the following:

                  - Charges made necessary by an injury to natural teeth as the result of an accident occurring while the participant is covered by the Plan, but only to the extent such charges are not considered an eligible expense under any other plan sponsored by GenCorp;

                  - Charges made for the surgical correction of temporomandibular joint dysfunction pain syndrome;

         If you enroll in an HMO, you must check the benefit descriptions to determine whether any dental coverage is provided.

         At the time of employment termination on your designated Retirement Date, eligible retirees will also be offered the opportunity to enroll in the dental plan for Aerojet retirees. It is a scheduled benefit plan, paid entirely by retiree contributions. Current monthly contribution rates are:

                             COVERAGE                     MONTHLY RATE
                             --------                     ------------
                             Retiree                         $27.92
                             Retiree + 1                     $50.22
                             Family                          $71.20

         Lastly, eligible retirees will have the option to continue to participate, under COBRA or up to 18 months, in the dental coverage in which they are enrolled at the time of employment termination. If COBRA coverage is elected, any other retiree dental coverage would begin after COBRA coverage ends. The current monthly COBRA rates for dental coverage are:

             COVERAGE        EMPLOYEE ONLY      EMPLOYEE + 1       FAMILY
             --------        -------------      ------------       ------
           Delta Dental         $38.52            $65.48          $100.09
           Dental PMI           $24.49            $42.45          $63.65

         Benefit levels and COBRA rates may be different for VERP eligible employees at the Lawrence, Massachusetts facility.

50. Are spouses and dependents eligible for coverage under the GenCorp Retiree Medical Plan and the Aerojet Retiree Dental Plan?

         To be eligible for coverage under the retiree plans, a spouse or dependent must be an eligible dependents at the time of termination of employment on the designated Retirement Date. These dependents will remain eligible under the same terms as the active plans. In the event of the retiree's death, any surviving spouse or other eligible dependent will remain eligible in accordance with the terms of the Plans. In order for a surviving spouse to be eligible, the retiree and spouse must have been married for at least one year, and married prior to the retiree's 65th birthday.

OTHER BENEFITS

51. What happens to my other employee benefits when I reach my designated Retirement Date?

         The following is a brief summary of how active employee benefits are affected by employment termination under the VERP. [Benefit levels and the effects of employment termination may be different for eligible employees at the Lawrence, Massachusetts facility].

         LIFE INSURANCE                 Your life insurance benefit continues after retirement at no cost to you, but the amount is reduced to $3,000, unless you were an Aerojet employee on
                                        December 1, 1975.  In that case, your life insurance will be 25% of the amount of insurance in force on December 1, 1975, or $3,000, whichever is greater.  You also have the option to convert all or part of the life insurance provided to you as an active employee to an individual insurance policy.  Information on life insurance conversion can be obtained from the
                                        Benefits Department.  Conversion must be made within 31 days of loss of coverage.

         SAVINGS PLAN                   While your right to make additional contributions will cease upon your retirement, you will be entitled to receive your account balances upon your election delivered to Fidelity, in accordance with Plan terms.  You can also leave your account balances in the Savings Plan for as long as you wish, until you reach age 70 1/2.  If you have an outstanding loan from the
                                        Savings Plan, that amount will be treated as having been distributed to you unless you repay it within 90 days after your designated Retirement Date.

         SPENDING                       Your eligibility to make pre-tax contributions to a healthcare or dependent
         ACCOUNTS                       day care spending account will end upon employment termination on your designated Retirement Date.  You may continue to make after-tax contributions to your spending accounts under COBRA.

         LONG-TERM                      Your participation in the long-term disability plan ends upon employment
                                        DISABILITY termination on your designated Retirement Date.

         AD&D                           Coverage for you and your dependents under Accidental Death and
         INSURANCE                      Dismemberment Insurance ends upon employment termination on your designated
                                        Retirement Date.

         GUL                            You can continue your coverage under Group Universal Life Insurance by
         INSURANCE                      paying premiums directly to the insurance company.  You must contact the insurance company within 31 days after your employment terminates on your designated Retirement Date.

52.      Can I continue to participate in the Employee Assistance Program?

         Yes, the EAP continues to be available to all employees and their families. As an additional benefit, access to the EAP will be extended for 6 months beyond your designated Retirement Date.

53. What vacation pay will I be entitled to receive upon my retirement under the VERP?

         On your designated Retirement Date, you will receive a lump-sum payment of any unused, accrued vacation in accordance with Company policy.

         Regardless of how much vacation pay you receive, your employment with GenCorp will terminate on your designated Retirement Date, and there is no "bridging" of service based on vacation benefits.

54. How will my retirement affect my benefits under any incentive or deferred compensation plan in which I may participate?

         Upon termination of employment at your designated Retirement Date, your benefits (if any) under such plans are governed by the terms of those plans. Here is a brief summary of the relevant provisions:

                  GENCORP EXECUTIVE INCENTIVE COMPENSATION (ANNUAL BONUS)
                  PROGRAM: With the exception of Corporate Officers under Contract, eligible GenCorp Executives will be entitled to receive, at such times as normally payable, any bonus due for a fiscal year already completed and a prorated amount of any bonus that would be payable for a fiscal year that was not completed, until commencement of Special Assignment status and Salary Continuation. Upon commencement of Salary Continuation, bonus eligibility ceases.

                  STOCK OPTION PLAN: To the extent an outstanding Option has become vested, and therefore exercisable, on or before commencement of Salary Continuation, such Option would remain in effect for the term specified in the Option. To the extent an outstanding Option has not become exercisable on or before Salary Continuation, such Option would lapse automatically.

                  RESTRICTED STOCK: Additional restricted shares under the 1999 Equity and Incentive Compensation Plan will NOT be granted to eligible GenCorp Executives on Salary Continuation. However, such employees will be eligible to retain previously granted restricted shares that have vested, including (A) those restricted shares that vest in February 2002 as the result of achieving performance objectives in 2001, and (B) for eligible employees who work throughout the entire 2002 fiscal year, those restricted shares that vest in February 2003 as a result of achieving performance objectives in 2002.

                  DEFERRED BONUS PLAN: Distribution of your interest in the Deferred Bonus Plan would occur in accordance with the terms of that plan. There are no special provisions in the Plan which address termination of employment by reason of retirement.

55. When and in what form will the Pre-Retirement Financial Counseling and Outplacement Support Services be provided?

         These programs, which are generally group programs by nature, will be scheduled after November 19, 2001,for those who elect the VERP. The nature and duration of these programs will be at the Company's discretion.

56.      Why are Outplacement Support Services being provided?

         Some employees may use the VERP as an opportunity to pursue a second career, while supplementing their income through the benefits provided under the VERP.

57.      Can I consult a lawyer or tax advisor about the VERP?

         Yes. IN FACT, GENCORP ENCOURAGES YOU TO DO THAT. You may also ask the Human Resources Department about the details of the VERP.

                  However, the decision to elect the VERP is strictly voluntary and up to you. You should not feel coerced or forced to make any decision based on someone else's counsel or opinion.

                                                                      APPENDIX B

                                                                November 5, 2001

                 2001 GENCORP VOLUNTARY EARLY RETIREMENT PROGRAM

                              SUPPLEMENTAL Q & A'S

                                 [NON-QUALIFIED]

1. Under the VERP, unless in its discretion the Company chooses to hold me over in my present position for any period up to December 1, 2002, I will be placed on Salary Continuation on December 1, 2001, and my estimated enhanced pension benefits have been computed assuming that I begin Salary Continuation on December 1, 2001. Will I be penalized if the compensation I earn during any hold over period prior to initiation of Salary Continuation adversely affects the final calculation of my pension benefits?

         No. You will not be penalized if the Company elects to hold you over. Upon your retirement, your final pension benefits will be calculated based on actual compensation received during any hold over period, and they will also be calculated as though you began Salary Continuation on December 1, 2001. You will be given whichever of these benefits is higher, or if use of any other appropriate period of service permissible under the pension plan yields an even higher benefit, you will be given that higher benefit.

2. I understand that my Enhanced Pension Benefit will be ordinary income, and will be subject to normal federal, state and (if applicable) local income taxes when it is paid to me. Will my Enhanced Pension Benefit also be subject to FICA taxes?

         The Enhanced Pension Benefit IS subject to FICA tax, which will be withheld from each payment. The normal annual maximum ($5,263.80 for 2002) on the 6.2% "old-age" part of FICA tax will apply and, if you are working elsewhere, may already be satisfied by other earnings.

         The company has explored methods to treat the entire lump sum value of your Enhanced Pension Benefit as being paid at once. This could save money for both you and the company. However, some very recent tax regulations appear to have blocked this approach.

3. Once GenCorp designates the date on which my regular employment ends and my Special Assignment/Salary Continuation begins, can the Company later change its decision and designate a new date through which I must work?

         Only with your agreement. You are entitled to make plans based upon the Company's designation of the date on which you start your Special Assignment.. If, for example, you are initially given a date of June 1, 2002, the Company can't require you to actively work until a later date as a condition for receiving the benefits of the VERP. Of course, if you agree, your commencement of Special Assignment status can be delayed, but not beyond December 1, 2002.

4. If I have an attractive employment opportunity, can I leave the Company prior to the date designated by the Company for commencement of my Special Assignment and still receive the benefits of the VERP?

         No. The Company will designate when your Special Assignment will begin based upon its business needs, and remaining actively employed with the Company until that date is an express condition of receiving VERP benefits. However, in its absolute discretion the Company can accelerate the start of your Special Assignment upon your request to do so.

5. If I elect to receive my Enhanced Pension Benefit in monthly payments, can I elect the form of payment like under the qualified plan?

         Yes, the same benefit options available in your regular qualified pension plan are available under the VERP. However, you do not have to elect the same form of payment under both the qualified plan and the VERP.

         The different benefit forms are as follows:

                 Form of Payment                           Percent of
                 ---------------                      Single Life Annuity*
                                                      -------------------

                 Single Life Annuity                          100%
                 100% Joint & Survivor Annuity                 94%
                 50% Joint & Survivor Annuity                  90%
                 5-Year Certain Life Annuity                   99%
                 10-Year Certain Life Annuity                  96%
                 15-Year Certain Life Annuity                  92%
                 20-Year Certain Life Annuity                  89%

         *Percentages given are approximations. Actual annuity amounts can only be determined based upon the ages of both the participant and the spouse.

6. If I was relocated by GenCorp within the last year, and I elect to retire under the VERP, will I be required to repay the Company's relocation costs?

         No. GenCorp's Relocation Assistance program allows the Company to ask for repayment of its relocation expenses if the relocated employee terminates for any reason within that employee's control within 12 months of relocation. If you elect to retire under the VERP, the Company will designate your retirement date, anytime between December 1, 2001 and December 1, 2002, in its complete discretion. Since the Company has control over when you actually terminate your employment with GenCorp, you will not be asked to repay any relocation expenses.

7. I understand that if I elect to receive my Enhanced Pension Benefit in monthly payments, I can elect the same distribution options that are available under the qualified pension plan. However, if I elect to receive my Enhanced Pension Benefit in 5 annual installments, can I designate a beneficiary to receive my benefits upon my death?

         Yes. A beneficiary designation form will be provided to participants who select the 5-installment payment option. The beneficiary designation will be subject to the same spousal consent rules that apply to the payment of benefits under the qualified plan.

8. I understand that my Enhanced Pension Benefit would be an unsecured liability of the Company. In the event that the Company might someday declare bankruptcy, how will my claim for payment of this benefit compare to claims of the Company's other creditors?

         You would be considered a general creditor of the company and generally would have the same status as other general creditors of the company. There is some limited priority given to wages earned within 90 days of the filing of a bankruptcy petition.

9. I participate in the Kaiser HMO as an active employee. If I continue to participate in the Kaiser HMO as a retiree, will my coverage be any different because I am a retiree? [California Only]

         No. Active employees and retirees who participate in the Kaiser HMO receive the same services from Kaiser. Likewise, active employees and retirees who participate in the PacifiCare HMO receive the same services from PacifiCare.

10. If I currently participate in the Kaiser HMO as an active employee, can I switch to PacifiCare or to the non-HMO plan as a retiree? [California Only]

         Yes. In fact, there is an open enrollment period each year (just like in the plan for active employees) when you can reconsider your choice.

11. I understand that there may be contributions required in order to have retiree medical benefits. Will my contributions be different if I pick HMO or non-HMO coverage, or depending on which HMO I pick?

No. When contributions are required, the cost will be the same for each and every retiree in the same age category (under 65, or 65 and over).

12. If I don't participate in an HMO, how does the retiree medical plan compare to the medical plan for active employees?

         Here are some of the key differences:

         ---------------------- ---------------------------------------------------------- ------------------------
                                                  Active Employee Plan                          Retiree Plan
                                                  --------------------                          ------------
                                         In-network                  Out-of-network
                                         ----------                  --------------
         ---------------------- ------------ ----------------- ------------ -------------- ------------------------
         ANNUAL                 Low                 0          Low            3% of pay        $ 500 per person
         DEDUCTIBLE (1)         Middle              0          Middle         2% of pay      $1,000 per family
                                High                0          High           1% of pay
         ---------------------- ------------ ----------------- ------------ -------------- ------------------------
         ANNUAL                 Low             7% of pay      Low            7% of pay      $2,000 per family
         OUT-OF-POCKET          Middle          6% of pay      Middle         6% of pay
         MAXIMUM (2)            High            5% of pay      High           5% of pay
         ---------------------- ------------ ----------------- ------------ -------------- ------------------------
         PLAN COPAYMENT         Low                  80%       Low               60%                 80%
                                Middle               90%       Middle            80%
                                High                100%       High             100%
         ---------------------- ------------ ----------------- ------------ -------------- ------------------------

         (1) For active plan, maximum deductibles are: High - $1,200, Middle - $1,000, Low- $800.
         (2) Out-of-Pocket Maximum does not include annual deductible, copayment for prescription drugs, treatment of mental, nervous or substance abuse conditions, or $25 emergency room fee.

13. I am considered to be a "16b officer" under the federal securities laws, and this impacts my ability to trade GenCorp shares, even through the Retirement Savings Plan. Will I still be considered a "16b" officer while I am on Special Assignment and receiving Salary Continuation?

         When your Special Assignment begins, you will be asked to resign as an officer of the company, and you will be subject to Rule 16b reporting requirements for six months after you cease to be an officer. However, as long as you still have inside information, you will be prohibited from trading GenCorp shares based upon that information.

         If you also hold restricted shares, there are limitations that apply to your trading of those shares. GenCorp's law department will be able to provide you with appropriate guidance.

14. As an officer, I am covered by an Indemnification Agreement. Will I still be covered by the Indemnification Agreement when I am on Special Assignment and receiving Salary Continuation?

         Yes. Just like any former officer, the Indemnification Agreement will cover you for any events that occur while you are an officer, even if a claim or legal action is brought later. While you are on Special Assignment, you will no longer be serving as an officer or be involved in or responsible for actions of the company. Nevertheless, the Indemnification Agreement will cover you for any events that occur while you are on Special Assignment, should you be named in a claim or legal action.

15. The Stock Option plan provides for accelerated vesting of Options upon a "change in control" of GenCorp. If a change in control occurs while I am on Special Assignment and receiving Salary Continuation, will my unvested Options become vested?

         No. Your Options that are unvested when you begin your Special Assignment will lapse at that time. Therefore, you would no longer have any unvested Options that could be affected by a subsequent change in control.